Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Registration Statement No. 333-253494 on Form S-3 and Registration Statement Nos. 333-61323, 333-85659, 333-62626, 333-135087, 333-167265, 333-184776 and 333-238131 on Form S-8 of Kimco Realty Corporation, of our report dated February 26, 2021, relating to the financial statements of Weingarten Realty Investors, appearing in this Current Report on Form 8-K/A dated August 17, 2021.

/s/ Deloitte & Touche LLP
Houston, Texas
August 17, 2021